UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

AXIS CAPITAL HOLDINGS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Shareholder Outreach Spring 2026

Safe Harbor Statement 2 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This presentation or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements, other than statements of historical fact included in or incorporated by reference in this presentation are forward-looking statements. In some cases, these forward-looking statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "intend" or similar statements of a future or forward-looking nature or their negative or similar terminology. Forward-looking statements made in this presentation, such as those related to our performance, pricing, growth prospects, the outcome of our strategic initiatives, our expectations relating to our ability to successfully implement and manage technology initiatives – including artificial intelligence, our expectations about the current trade and geopolitical environment on our business, economic and market conditions, and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   Such statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation: Readers should carefully consider these risks alongside those detailed in Item 1A, 'Risk Factors' of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and in subsequent filings available at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Insurance Risk: the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; the frequency and severity of natural and man-made catastrophes; the effects of emerging claims, systemic risks, and coverage and regulatory issues; reserve adequacy; losses relating to geopolitical conflicts; the adverse impact of social and economic inflation; failure of our loss limitation methods; failure of our cedants to adequately evaluate risk; and our reliance on industry models. Strategic Risk: industry competition and consolidation; general economic, capital, and credit market conditions, including market illiquidity, fluctuations in interest rates, credit spreads, equity securities' prices, foreign currency exchange rates, and evolving impacts of tariffs, sanctions, and international trade tensions; our ability to increase the use of data and analytics and technology as part of our business strategy and adapt to new technologies; changes in the political environment of certain countries where we operate or underwrite business; loss of business provided to us by major brokers; rating agency actions; key personnel changes; potential strategic opportunities including acquisitions and our ability to achieve them; evolving expectations regarding environmental, social, and governance matters; and the effect of contagious diseases on our business. Credit and Market Risk: reinsurance availability and recoverability; premium collection risks; and counterparty defaults in our program business. Liquidity Risk: the inability to access sufficient cash to meet our obligations when they are due. Operational Risk: technology and cybersecurity challenges; failures in internal or outsourced operational processes, people, or systems; and changes in accounting policies or practices. Regulatory Risk: changes in laws and regulations and potential government intervention in our industry; and inadvertent non- compliance with sanctions, anti-corruption, data protection and privacy requirements. Risks Related to Taxation: changes in laws and regulations and potential government intervention in our industry; and inadvertent non-compliance with sanctions, anti-corruption, data protection and privacy requirements.

Overview & Financial Highlights

4 AXIS at a Glance Our strategic focus is on Specialty products: Risk transfer solutions that require customized and tailored offerings delivered by underwriting expertise through differentiated distribution channels and customer profiles Insurance Reinsurance Insurance $7.5 billion Reinsurance $2.4 billion Strong Insurance Segment Gross Premiums Written, up 19.8% year over year Diluted Book Value per Common Share of $78.19, an increase of 17.6% over the past 12 months First Quarter 2026 Headlines $9.9 billion1 Group Combined Ratio of 89.8% Capital Returns $93 million returned to common shareholders, including $60 million in share repurchases and $33 million in dividends 1 Gross Premiums Written (“GPW”) by segment, last twelve months ended 3/31/2026.

5 A Leading Specialty Underwriter 5 Performance culture that is both results driven and people-oriented Built for all seasons, an operating model that enables us to pivot as needed Poised for profitable growth driven by our strategic initiatives Disciplined cycle management that will put profits above premiums A global distribution model grounded in customer centricity and deep broker partnerships

Executive Compensation: Focus on Pay for Performance

Aligning Executive Compensation and Performance 7 Our executive compensation program is designed to link pay to performance, requiring our leadership team to deliver on specific annual and long-term performance goals Pay Element Objectives / Description S h o rt -T e rm Base Salary • Fixed component of compensation that reflects level of responsibility and experience Annual Incentive • Motivates and rewards executives for Company and individual performance against annually established goals • Determined based on weightings of Company financial metric, business unit financial metric and individual non-financial metrics (strategic business goals) L o n g -T e rm RSUs • Fosters a culture of ownership, aligning long-term interests of our executives and shareholders • Vests ratably over a four-year period PSUs • Promotes accountability and strategic long-term decision-making • Beginning with 2024 grants, 50% of award based on relative total shareholder return (“rTSR”) and 50% based on adjusted book value per diluted common share (“Adjusted DBVPS”) growth • Prior awards determined solely on relative total shareholder return • 3-year performance period with payouts ranging from 0% - 200% On average, 74% of NEO and 86% of CEO total 2025 target compensation is performance-based Metric Weighting CEO All Other NEOs Financial 75% 70% or 85% (Investments Unit) Strategic Business Goals 25% 30% or 15% (Investments Unit) Annual Incentive Awards

CEO Compensation 8 Our executive compensation program ties a significant portion of our CEO’s compensation to the financial, operational and stock price performance of our Company and is designed to promote rigorous accountability for creating long-term shareholder value 2025 Total Annual Performance Year Compensation = $10.2M Special Equity Award = $3.5M 2025 Total Awarded Compensation = $13.7M Fixed 14% Subject to Performance 86% 2025 Target Mix of Pay Base Salary 14% Target Cash Annual Incentive 24% Time-Based RSUs (Target) 25% PSUs (Target) 37% Reflects current employment practices 1. No housing allowance 2. No personal use of Company-leased aircraft 3. Reduced total severance payable in the event of the Company’s termination of the CEO Competitive Package – valued based on market and experience 1. STI – 2025 bonus target = 175% of salary (increased to 200% for 2026) 2. LTI – 60% performance vesting and 40% time-vesting Key Elements Special Equity Award – in recognition of the CEO’s exceptional performance, delivery of record financial results and strengthening of the Company’s strategic positioning as a top-tier specialty insurer and reinsurer 1. Designed to encourage continued focus on driving improved stock performance and to align with long-term shareholder outcomes 2. 60% performance vests based on TSR CAGR over 3 years 3. 40% time vests over 4 years

Strong Compensation & Governance Practices

AXIS

Compensation Practices

WHAT WE DO

- ✓ **Set robust goals**, ensuring adequate stretch goals within our risk framework
- ✓ Link performance metrics to strategy to **support shareholder value**
- ✓ **Provide appropriate mix** of fixed and variable pay to reward Company, business unit, and individual performance
- ✓ **Balance equity awards** between PSUs and RSUs
- ✓ **Retain discretion of incentive awards** by our Human Capital and Compensation Committee
- ✓ **Executive Severance Plan** with the goal of providing consistent severance benefit protection to help attract and retain key employees, while replacing executive employment agreements over time
- ✓ Maintain **robust stock ownership guidelines**
- ✓ Maintain **Clawback Policy** aligned with regulatory requirements
- ✓ Retain an **independent compensation consultant**
- ✓ Engage in **regular shareholder outreach**
- ✓ Majority vote standard for election of directors
- ✓ Regular Board and Committee self-evaluation process
- ✓ Shareholders holding 10% or more of outstanding stock have the right to call a special meeting
- ✓ Majority independent Board and fully independent Audit, Human Capital & Compensation and Corporate Governance, Nominating, & Sustainability Committees

WHAT WE DO NOT DO

- × No **hedging or pledging** of AXIS stock
- × No **individual executive retirement plans**
- × No **excise tax gross-ups** upon change of control or termination
- × No **single-trigger vesting** of equity-based awards upon change in control
- × No **excessive perquisites**
- × No stockholder rights plan ("poison pill")
- × No director "overboarding"
  - None of our directors serve on the board of directors of more than three other publicly-held corporations

Governance Practices

9

Corporate Governance

Highly Qualified Board Provides Effective Oversight

AXIS



Vincent Tizzio
President and CEO,
AXIS Capital



Elanor Hardwick
Former Chief
Digital Officer, UBS



Axel Theis
Former Member of Board of Management, Allianz and Former CEO, Allianz Global Corporate Specialty



W. Marston Becker
Chair of the Board of AXIS Capital
and Former Chair, QBE Insurance



Michael Millegan
Former President,
Verizon



Barbara Yastine
Former Chair,
President and CEO, Ally Bank



Charles A. Davis
Co-CEO, Stone Point Capital



Stanley Galanski
CEO, G58 Capital



Lizabeth Zlatkus
Former CFO and Chief
Risk Officer, The Hartford



Anne Melissa Dowling
Former Director of Insurance,
State of Illinois



Henry Smith
Former CEO, Bank of Bermuda

Director Tenure

<2 Years	0
2 - 6 Years	5
6+ Years	6

11

Exemplary Culture & Sustainability

Sustainability at AXIS

Central to our Sustainability initiative is building and strengthening organizational and societal resilience, while delivering long-term value to our colleagues, shareholders, customers, and other stakeholders. For more information, visit: https://www.axiscapital.com/who-we-are/sustainability.

Disclosures aligned with third-party frameworks

SASB — Read our latest SASB disclosure and see website for previous years

UN Global Compact — Signatory in 2019. Read our latest UN Communication on Progress

TCFD — Read our latest TCFD disclosure and see website for previous years

PSI Principles for Sustainable Insurance — Signatory in 2019. Read our latest PSI disclosure

Recent awards and recognitions

U.S. News Best Companies to Work For – Supporting Family Caregiving 2025

Recognized with the Center for Disability Inclusion Seal of Accomplishment in 2025

Planet

Environmental Sustainability and Climate

Our business

- AXIS Energy Transition Syndicate 2050 brings together AXIS' cross-class expertise to provide risk solutions for activities and assets focused on the energy transition
- Goal to phase out thermal coal business from our insurance, facultative reinsurance and investment portfolios by 2030 in OECD countries and 2040 globally
- Investment in fund focused on climate infrastructure in emerging markets

Our operational impact

- Science-based aligned target of 50% absolute reduction of Scope 1 and 2 greenhouse gas (GHG) emissions across global operations by 2030, using a 2019 baseline

Our voice

- As a key provider of renewable energy insurance, AXIS commissioned a report in 2026 titled "Managing Risks and Challenges in Offshore Wind," revealing technical drivers shaping loss trends across this rapidly expanding sector
- Active member of organizations addressing climate issues, including the Geneva Association

People

Mental Health, Inclusion and Other Topics

Increasing awareness and action on mental health and wellbeing

- Supporting the mental health and wellbeing of our teammates has long been a priority for AXIS
- Within AXIS, we offer internal events focused on mental health education; strive to provide benefits globally that support our colleagues' mental health; and support Embrace (Neurodiversity, Disabilities, and Mental Health), one of the AXIS Employee Resource Groups (ERGs)
- Externally, AXIS supports Project Healthy Minds, a mental health tech non-profit, and strives to raise awareness about mental health and well-being in the workplace

Fostering inclusion

- Program addresses areas such as internal education and awareness, recruitment and mobility, career development, and advocacy

- Offer a hybrid work model, as well as enhanced benefits such as parental leave policies, flexible work arrangements and mental health and wellness assistance
- Employee Resource Groups (ERGs), available to all teammates, include: AXIS Pride, PaCE (Parents and Caregivers), EDGE (Ethnically Diverse Group of Employees), Embrace (Neurodiversity, Mental Health and Disabilities), Ascent (Multigenerational), Global Service and Community, and Women
- Annual, global forums on topics of interest (recent topic: mental health)
- Partnerships with iCAN (Insurance Cultural Awareness Network), LINK (LGBTQ+ Insurance Network), CDI (Center for Disability Inclusion); member of Hidden Disabilities Sunflower; and long-time supporter of the Dive In industry initiative to support inclusion

13

14 We Ask for Your Support at Our 2026 Annual Meeting FOR All Director Nominees FOR Advisory Vote on Executive Compensation FOR Ratification of Auditor

axiscapital.com axiscapital.com investorrelations@axiscapital.com Investor Inquiries 19